UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

SOLÉSENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLSN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 28, 2025, Solésence, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). As of July 21, 2025, the record date for holders of shares of common stock (the “Shares”) entitled to vote at the Annual Meeting, there were 70,481,945 Shares outstanding and entitled to vote at the Annual Meeting. Of the Shares entitled to vote, 61,205,907, or approximately 86.83% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Certificate of Incorporation. There were three matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 – Election of two director nominees.

Nominee	Votes For	Votes Against	Withheld	Broker Non-Votes
R. Janet Whitmore	55,548,531	0	1,019,946	4,637,430
Laura M. Beres	55,853,069	0	715,408	4,637,430

The shareholders elected each of the nominees as directors.

Proposal 2 – Approval of the Company’s 2025 Equity Compensation Plan.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Votes Cast	56,301,567	207,542	59,368	4,637,430

The shareholders approved the Company’s 2025 Equity Compensation Plan.

Proposal 3 – Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025.

	Votes For	Votes Against	Abstentions
Votes Cast	61,074,473	122,447	8,987

The shareholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2025

SOLÉSENCE, INC.

By:

/s/ JESS JANKOWSKI

Name: Jess Jankowski

Title: Chief Executive Officer